Exhibit 10.1

AGREEMENT

THIS SETTLEMENT AGREEMENT (“Agreement”) is entered into effective this 9th day of January, 2006 (“Effective Date”), by and between CEPHALON, INC., a corporation organized and existing under the laws of the State of Delaware, with its principal place of business at 41 Moores Road, Frazer, Pennsylvania 19355, and MYLAN PHARMACEUTICALS INC., a corporation organized and existing under the laws of the State of West Virginia, with its principal place of business at 781 Chestnut Ridge Road, Morgantown, West Virginia 26504.

WHEREAS, Cephalon is the owner by assignment of all right and title in U.S. Reissue Patent No. RE37,516 (“the RE ‘516 Patent”), issued by the United States Patent and Trademark Office on January 15, 2002 and expiring on October 6, 2014.

WHEREAS PROVIGIL® (modafinil), which is covered by claims of the RE ‘516 Patent, is the commercial formulation of modafinil developed, manufactured and sold by Cephalon pursuant to FDA approval of Cephalon’s NDA No. 20-717.

WHEREAS by letter dated February 12, 2003, Mylan notified Cephalon that Mylan had submitted ANDA No. 76-594 to the FDA under Section 505(j) of the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 355(j)), seeking approval to engage in the commercial manufacture, use, and sale of tablets containing 100 mg and 200 mg of modafinil, a generic version of PROVIGIL® (modafinil) tablets, before the expiration date of the RE ‘516 Patent.

WHEREAS Cephalon timely filed suit against Mylan and three other companies that had also filed Paragraph IV ANDAs concerning PROVIGIL® (modafinil) in an action captioned Cephalon, Inc. v. Mylan Pharmaceuticals Inc., et al., Civil Action No. 03-CV-1394 (JCL), in the United States District Court for the District of New Jersey, seeking, among other things, a

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

declaration that Mylan’s making, using, offering to sell, selling, or importing Mylan ANDA Modafinil Tablets would infringe the RE ‘516 Patent, an order providing that the effective date of any approval of Mylan’s ANDA No. 76-594 shall be a date which is not earlier than the date of the expiration of the RE ‘516 Patent; and an order permanently enjoining Mylan from making, using, offering to sell, selling, or importing tablets as described in Mylan’s ANDA No. 76-594 until after the date of the expiration of the RE ‘516 Patent.

WHEREAS, Mylan answered Cephalon’s complaint by asserting an affirmative defense that the RE ‘516 patent is invalid and unenforceable, and by filing counterclaims seeking declaratory judgment of invalidity and unenforceability.

WHEREAS, Cephalon and Mylan have taken discovery, but no partial or final judgment has entered as to any issue in dispute.

WHEREAS, to avoid the time and expense of further litigation, and in compromise of the disputed claims set forth above, the parties now desire to resolve their disputes by settlement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions herein set forth, the receipt and sufficiency of which consideration is hereby acknowledged, the parties agree as follows:

1.             DEFINITIONS

1.1           “Action” shall mean Cephalon, Inc. v. Mylan Pharmaceuticals Inc., et al., Civil Action No. 03-CV-1394 (JCL), pending in the United States District Court for the District of New Jersey.

1.2           “Affiliate” shall mean any corporation, partnership, joint venture or firm which controls, is controlled by or under common control with a specified person or entity. For

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

purposes of this definition, “control” shall be presumed to exist if one of the following conditions is met: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policy decisions of such non-corporate entities.

1.3           “API” shall mean the active pharmaceutical ingredient in Subject Modafinil Product, modafinil.

1.4           “Mylan Generic Modafinil” shall mean any Subject Modafinil Product marketed and sold by Mylan pursuant to the terms of this Agreement.

1.5           “Mylan” shall mean MYLAN PHARMACEUTICALS INC., a corporation organized and existing under the laws of the State of West Virginia, with its principal place of business at 781 Chestnut Ridge Road, Morgantown, West Virginia 26504, and its directors, officers, employees, agents and representatives, predecessors, successors, and assigns; its subsidiaries, divisions, groups, and the respective directors, officers, employees, agents and representatives, successors, and assigns of each.

1.6           “Mylan ANDA Modafinil Product” shall mean [**].

1.7           “Mylan Modafinil ANDA” shall mean ANDA No. 76-594.

1.8           “Cephalon” shall mean CEPHALON, INC., a corporation organized and existing under the laws of the State of Delaware, with its principal place of business at 41 Moores Road,

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Frazer, Pennsylvania, and its directors, officers, employees, agents and representatives, predecessors, successors, and assigns; its subsidiaries, divisions, groups, and the respective directors, officers, employees, agents and representatives, successors, and assigns of each.

1.9           “Date Certain” shall mean the later of: (a) October 6, 2011 (three years prior to the expiration of the Patent In Suit); or (b) in the event that Cephalon obtains a pediatric extension on the Patent in Suit, April 6, 2012 (three years prior to the expiration of the pediatric extension, if obtained).

1.10         “Generic Modafinil Product” shall mean any Subject Modafinil Product that is not marketed under the mark PROVIGIL®

1.11         “Listed Patents” shall mean [**].

1.12         “Modafinil Litigation” shall mean (a) Cephalon, Inc. v. Mylan Pharmaceuticals Inc., et al., Civil Action No. 03-CV-1394 (JCL), pending in the United States District Court for the District of New Jersey; (b) Cephalon, Inc. v. Carlsbad Tech., Inc., Civil Action No. 05-CV-1089 (JCL), pending in the United States District Court for the District of New Jersey; and (c) any action filed under Title 35, United States Code, 35 U.S.C. §§ 271 and 281 against any Modafinil Paragraph IV ANDA Filing Entity.

1.13         “Modafinil Paragraph IV ANDA Filing Entity” shall mean any entity that has notified or subsequently notifies Cephalon that it has filed an ANDA with a Paragraph IV certification concerning a product containing modafinil as an active ingredient for which PROVIGIL® is the reference listed drug.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

1.14         “Net Profits” shall mean the gross receipts derived in arms-length transactions from the sale of Mylan Generic Modafinil in the United States, or applicable other markets by Mylan (or by its Affiliates), to independent third parties in the United States or applicable other markets, less the sum of the following items:

(a)           Import, export, excise and sales taxes and custom duties paid or allowed by the selling party and any other governmental charges imposed upon the production, importation, use or sale of Mylan Generic Modafinil by Mylan and/or its Affiliates;

(b)           Credit for returns, refunds, rebates and allowances, or trades to customers for returned or recalled Mylan Generic Modafinil;

(c)           Trade, quantity and cash discounts;

(d)           Transportation, freight and insurance allowances;

(e)           Rebates (direct or indirect) actually granted to wholesalers or other customers, rebates or administrative fees in lieu of rebates paid to managed care, institutions, government purchasers, Medicaid and other similar government programs, chargebacks and retroactive price adjustments, and any other similar allowances which effectively reduce the net selling price; and

(f)            The purchase price paid to Cephalon for Mylan Generic Modafinil pursuant to any applicable Cephalon/Mylan License and Supply Agreement, or Mylan’s costs of making Mylan Generic Modafinil.

Net Profits shall be calculated according to US GAAP consistently applied. Sales or transfers between or among a party to this Agreement and its Affiliates shall be excluded from

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

the computation of Net Profits except where such Affiliates are end users, but Net Profits shall include the subsequent final sales to third parties by such Affiliates.

Where (i) Mylan Generic Modafinil is sold as one of a number of items without a separate price; or (ii) the consideration for the Mylan Generic Modafinil shall include any non-cash element; or (iii) the Mylan Generic Modafinil shall be transferred in any manner other than an invoiced sale, the gross sales applicable to any such transaction shall be deemed to be the selling party’s average gross sales for the applicable quantity of Mylan Generic Modafinil during the calendar quarter. If there are no independent gross sales of Mylan Generic Modafinil in the United States or applicable other markets at that time, then Mylan and Cephalon shall appoint a mutually acceptable third party (that is not an Affiliate of either Mylan or Cephalon) to determine in good faith an estimate of the gross sales applicable to any such transactions based on a consideration of all relevant market factors, taking into account practices and policies customary in the industry.

In the event that any discounts, allowances, payments or rebates are offered for the Mylan Generic Modafinil where it is sold to a customer as a grouped set of products, the applicable discount, allowance, payment or rebate for the Mylan Generic Modafinil for purposes of calculating Net Profits under this Agreement shall be based upon the weighted average discount, allowance, payment or rebate of such grouped set of products; each to the extent consistent with Mylan’s usual course of dealing for its products other than the Mylan Generic Modafinil.

1.15         “Other Modafinil Paragraph IV ANDA Filing Entity” shall mean any Modafinil Paragraph IV ANDA Filing Entity besides Mylan or Cephalon or its and their Affiliates.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

1.16         “Patent In Suit” shall mean the RE ‘516 Patent.

1.17         “Subject Modafinil Product” shall mean [**].

2.             OBLIGATIONS OF THE PARTIES

2.1           Mylan Warranty.

The parties agree that this Agreement includes a settlement which is a compromise of a disputed claim and that acceptance of the consideration herein is not to be construed as an admission by either party as to the underlying merits of the Action. However, as an express inducement to Cephalon to enter into this settlement, in consideration of the terms hereof, Mylan hereby warrants, represents and agrees that Mylan, on behalf of itself and its Affiliates, will not make, use, offer to sell, or sell, or actively induce or assist any other entity to make, use, offer to sell, or sell Mylan ANDA Modafinil Product within the United States, or import or cause to be imported any Mylan ANDA Modafinil Product into the United States, except as otherwise permitted under, and according to the terms of, the license granted by Cephalon in connection with this Agreement. The parties agree that, as used in this Section 2.1, “induce” and “assist” shall include Mylan’s provision of modafinil API to parties it knows or has reason to know will make, use, offer to sell, sell, import or cause to be imported a finished drug product which has modafinil as an active ingredient in the United States.

2.2           Within [**], Cephalon shall make a [**] payment to Mylan of [**], in recognition of the savings inuring to Cephalon in terms of the avoidance of costs, expenditure of time and resources, disruption and burden associated with prosecuting the Action against Mylan, and in

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

recognition of the legal fees and other litigation costs and expenses already incurred by Mylan in connection with the Action.

2.3           Mylan Generic Rights. Cephalon shall also grant to Mylan the non-exclusive generic rights set forth in Section 3 below.

3.             MYLAN GENERIC RIGHTS

3.1           Cephalon grants to Mylan the non-exclusive right under the Listed Patents to manufacture, have manufactured, use, market and sell Generic Modafinil Product in the United States according to the following terms:

3.1.1.       Mylan’s non-exclusive generic rights under section 3.1 shall be effective on or after the Date Certain. Mylan shall pay Cephalon a royalty equal to [**].

3.1.2.       Notwithstanding Section 3.1.1, in the event that Cephalon licenses or permits any other entity to sell any Generic Modafinil Product in the United States prior to the Date Certain (other than pursuant to a license granted to a third party, whether by settlement or otherwise, that is subject to suspension provisions similar to those set forth in Sections 3.1.3.3 and 3.1.3.6), Mylan’s non-exclusive generic rights under section 3.1 shall become effective on the date on which such other licensed entity begins selling a Generic Modafinil Product in the United States. In the event that Mylan is permitted to sell Mylan Generic Modafinil in the United States prior to the Date Certain under the terms of this Section, Mylan shall pay

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Cephalon a royalty equal to [**] Mylan Generic Modafinil sold by Mylan and/or its Affiliates in the United States prior to the Date Certain.

3.1.3.       Notwithstanding Section 3.1.1, in the event that any Other Modafinil Paragraph IV ANDA Filing Entity sells in the United States any Subject Modafinil Product prior to a non-appealable final judgment in any Modafinil Litigation to which such Other Modafinil Paragraph IV ANDA Filing Entity is a party, Mylan’s non-exclusive generic rights shall be effective at the same time, subject to the following restrictions:

3.1.3.1     Mylan shall pay to Cephalon a royalty equal to [**] Mylan Generic Modafinil made by Mylan and/or its Affiliates pursuant to Section 3.1.3.

3.1.3.2     In the event that Cephalon seeks a temporary restraining order or other relief against such Other Modafinil Paragraph IV ANDA Filing Entity to stop such Entity from offering to sell or selling in the United States its Subject Modafinil Product, Mylan and/or its Affiliates may continue to market and sell Mylan Generic Modafinil in the United States until a court of competent jurisdiction renders a decision on Cephalon’s request for a temporary restraining order or other relief, as further described in Sections 3.1.3.3 through 3.1.3.4  .

3.1.3.3     If Cephalon obtains a temporary restraining order or other relief sufficient to stop further offers to sell or sales in the United States of Subject Modafinil Product by any Other Modafinil Paragraph IV ANDA Filing

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Entity, Mylan’s generic rights shall be suspended until the Date Certain, and Mylan and/or its Affiliates shall immediately cease offering to sell and/or selling any Mylan Generic Modafinil as of the earliest date on which such injunctive or other relief may be enforced.

3.1.3.4     If Cephalon requests but does not obtain a temporary restraining order or other relief, Mylan may continue to market and sell Mylan Generic Modafinil in the United States until the resolution of pending Modafinil Litigation. Mylan shall continue to pay to Cephalon a royalty equal to [**] Mylan and/or its Affiliates as set forth in Section 3.1.3.1 above.

3.1.3.5     Nothing in this Section or the Agreement shall obligate Cephalon to seek injunctive or other relief to stop such Other Modafinil Paragraph IV ANDA Filing Entity from offering to sell or selling Subject Modafinil Product in the United States.

3.1.3.6     In the event that Cephalon prevails against such Other Modafinil Paragraph IV ANDA Filing Entity in Modafinil Litigation, such that offers to sell or sales in the United States of Subject Modafinil Product by such Other Modafinil Paragraph IV ANDA Filing Entity are admitted by such Other Modafinil Paragraph IV ANDA Filing Entity or held by the court to infringe one or more valid and enforceable claims of the Listed Patents, Mylan’s generic rights shall be suspended until the Date Certain and Mylan and/or its Affiliates shall immediately cease marketing and/or

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

selling Mylan Generic Modafinil until the Date Certain. Cephalon shall [**].

3.1.3.7     Notwithstanding Section 3.1.1., in the event that a final, non-appealable judgment in Modafinil Litigation is entered prior to the Date Certain declaring that one or more Other Modafinil Paragraph IV ANDA Filing Entities may offer to sell or sell Subject Modafinil Product in the United States without infringing any valid, enforceable claim of any Listed Patent on which Cephalon has brought suit, Mylan may then market and sell Mylan Generic Modafinil in the United States. If such final judgment is based on a finding of the invalidity of the Patent in Suit, no royalty will thereafter be due to Cephalon. Otherwise, Mylan shall pay to Cephalon a royalty of [**] Mylan Generic Modafinil in the United States made by Mylan and/or its Affiliates.

3.2           Mylan shall have the right to commence manufacturing activities in preparation of launch a reasonable period of time prior to the agreed upon effective date of the non-exclusive generic rights granted to Mylan hereunder, provided however, that Mylan shall not have the right to launch in advance of such effective date, nor to communicate its ability to do so to third parties earlier than [**] prior to the anticipated launch date, without prior written consent of Cephalon.

3.3           On Mylan’s request, Cephalon shall supply Mylan with finished modafinil product on terms to be mutually agreed, for sale by Mylan of Mylan Generic Modafinil in accordance with the terms of this Agreement.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

3.4           In order for Mylan to exercise the rights under the Listed Patents as contemplated by this Section 3, Cephalon agrees to provide appropriate waivers of exclusivities or evidence of patent licenses as reasonably necessary for Mylan to obtain regulatory approval of Mylan Generic Modafinil in the United States.

3.5           Notwithstanding the terms of this Section 3, Cephalon covenants that it will not sue Mylan for infringement under the Listed Patents, or any other patents now owned or subsequently acquired by Cephalon, or any other patents to which Cephalon now has or subsequently acquires license rights, for any sales by Mylan in the United States of a product that is manufactured or sold pursuant to an ANDA for which the reference listed drug is PROVIGIL®, provided that any such sales are in accordance with the terms of this Agreement. Mylan agrees that it will not challenge the validity or enforceability of the Listed Patents.

3.6           (a)           Mylan shall have the one time right, to be exercised upon thirty (30) days’ written notice from Mylan to Cephalon, and at any time following Mylan’s first commercial marketing of Mylan Generic Modafinil in accordance with the terms of this Agreement, to request that Cephalon provide to a mutually agreeable independent third-party accounting firm [**]. The [**] provided by Cephalon to the third-party accounting firm [**], and Cephalon shall take any other steps necessary to facilitate compliance with any confidentiality obligations owed by Cephalon and the requirements of applicable laws, while still providing sufficient information about [**]. These [**] shall not be disclosed to Mylan, except to the extent contemplated in Section 3.6(d) below.

(b)           The information provided to the third-party accounting firm shall be

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

limited solely to [**], and shall not include [**].

(c)           Cephalon shall provide [**] to the third-party accounting firm for the sole purpose of enabling said accounting firm [**], so that said accounting firm may determine (in good faith and in accordance with the professional standards of the industry and principles of US GAAP, consistently applied) [**]. All fees and expenses of the third-party accounting firm shall be paid by Mylan.

(d)           In the event that said accounting firm determines in good faith that [**], the accounting firm shall promptly notify Mylan of [**] (and also provide Cephalon a copy of such notice). By way of clarification, the accounting firm is not to determine [**], but rather is simply to provide Mylan with a copy of [**]. Mylan shall then have the one-time option (exercisable upon written notice to Cephalon, to be given within ten days of receipt of the notice from the accounting firm) to elect either [**].

(e)           The license agreement contemplated by Section 7.1 below shall include a dispute resolution provision pursuant to which Cephalon can submit any dispute it might have with the conclusion reached by the third-party accounting firm. In the event of such a dispute, [**] shall continue to apply until the dispute is resolved, [**].

(f)            The parties agree that, if at any time after the parties have completed the review process set forth in this Section 3.6, [**].

4.             DISMISSAL

4.1           Upon the execution of this Agreement, Cephalon and Mylan shall execute and file with the United States District Court for the District of New Jersey a Joint Stipulation for

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Dismissal, in the form attached hereto as Exhibit A. Each party shall bear its own costs with respect to the settlement of the Action.

4.2           Cephalon and Mylan waive any right to appeal any order previously entered in the Action.

5.             MUTUAL RELEASES

5.1           Mylan, on behalf of itself and its subsidiaries, successors, and assigns, hereby releases, acquits, and forever discharges Cephalon from and against any and all claims, demands, liabilities, causes of action, damages, duties, or obligations arising under, concerning, or relating to the Action, but specifically excluding a breach by Cephalon of its covenants and obligations under this Agreement.

5.2           Cephalon, on behalf of itself and its subsidiaries, successors, and assigns, hereby releases, acquits, and forever discharges Mylan from any and all claims, demands, liabilities, causes of action, damages, duties, or obligations arising under, concerning, or relating to the Action, but specifically excluding a breach by Mylan of its covenants and obligations under this Agreement.

6.             CONFIDENTIALITY

6.1           Cephalon and Mylan shall continue to be bound by and to comply with the terms of the Stipulated Protective Order previously executed in the Action and the confidentiality obligations agreed upon between the parties on November 25, 2005.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

6.2           Cephalon and Mylan agree that the terms of this Agreement shall remain confidential and shall not be disclosed to third parties except subject to a nondisclosure agreement, and pursuant to business discussions relating to asset sales, mergers, or change of control transactions, or upon order of a court of competent jurisdiction or to the extent required by law or governmental regulation. Cephalon and Mylan agree that within 10 days of the execution of this Agreement, they will jointly agree in good faith upon the text of and disseminate appropriate press releases respecting the subject matter of this agreement, and that they will not otherwise publicize the terms and conditions this Agreement or make any statements or comments to any news media and/or trade publication, or any third person or entity (except as set forth above) regarding the terms and conditions of this Agreement, except as may be required by law, and then only after having conferred in good faith to obtain the reasonable agreement of the party. Information otherwise in the public domain is not subject to the provisions of this Section.

7.             MISCELLANEOUS

7.1           Cephalon and Mylan agree that, [**] of the date of this Agreement, they shall prepare and execute whatever documents are necessary (including license and supply agreements, as appropriate) to carry out the terms of Sections 2 and 3 above. However, subject to applicable laws, the terms and conditions contained in this Agreement are binding notwithstanding the failure of the parties to enter into the agreements referenced in this Section 7.1.

7.2           The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, heirs, and assigns.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

7.3           No party shall assign any of its rights or obligations hereunder to any non-Affiliated third party without first obtaining the written consent of the other party hereto, which consent may not be unreasonably withheld.

7.4           The Agreement shall be interpreted in accordance with and governed by the law of the State of Delaware.

7.5           Cephalon and Mylan agree that the United States District Court for the District of New Jersey shall be the proper and exclusive forum for any action to enforce this Agreement. Each party consents to the personal jurisdiction of that court for such purposes.

7.6           Notices under this Agreement shall be sent by overnight or first class mail, return receipt or other proof of delivery requested, to the following:

If to Cephalon:

Legal Department
Cephalon, Inc.
41 Moores Road
Frazer, PA  19355
Attn:  John E. Osborn
Sr. Vice President, General Counsel & Secretary
Telephone:  (610) 738-6337
Fax:  (610) 738-6590

If to Mylan:

Mylan Pharmaceuticals Inc.

781 Chestnut Ridge Road

Morgantown, WV  26505

Attn:  Brian S. Roman

Vice President and General Counsel

Telephone:  (304) 598-5430 ext. 5376

Fax:  (304) 598-5408

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

7.7           This Agreement may not be modified, amended, supplemented or repealed except by written agreement executed by duly authorized representatives of the parties.

7.8           Each party shall have the right, at its own expense, once each fiscal year upon reasonable advance notice, to have a mutually acceptable independent auditor conduct an audit (consistent with US GAAP and applicable laws) of the financial books and accounts of the other party for the purposes of ascertaining the payments due under this Agreement as well as the compliance with all financial obligations hereunder.

7.9           This Agreement represents the entire agreement between Cephalon and Mylan with respect to the subject matter of this Agreement and supersedes all prior or contemporaneous agreements, proposals or understandings, whether written or oral, between Cephalon and Mylan with respect to that subject matter.

7.10         If one or more provisions of this Agreement are ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, then the validity and enforceability of all other provisions of this Agreement shall not in any way be affected or impaired.

7.11         No waiver of, failure of a party to object to, or failure of a party to take affirmative action with respect to any default, term, or condition of this Agreement, or any breach thereof, shall be deemed to imply or constitute a waiver of any other like default, term, or condition of this Agreement, or subsequent breach thereof.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

7.12         Nothing in this Agreement shall be construed so as to result in a license under, or waiver of, any right of a party, in each case, without an express license or waiver by such party in writing, either hereunder or in a separate writing signed by the parties. For the avoidance of doubt:

(a)           Nothing in this Agreement shall operate or be construed as granting Mylan a license under, or any other rights with respect to, any patents owned by Cephalon other than the Listed Patents, except as specifically stated in Section 3.5; and

(b)           Nothing in this Agreement shall operate or be construed as a waiver by Mylan of any rights to challenge any patent owned by Cephalon other than [**].

7.13         Cephalon and Mylan have had all desired counsel, legal and otherwise, in entering into this Agreement, and do so in accordance with their own free acts and deeds. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and instruction of each of the parties, at arms length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to either party.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

7.14         Each party represents that it is duly existing; that it has the full power and authority to enter into this Agreement; that there are no other persons or entities whose consent to this Agreement or whose joinder herein is necessary to make fully effective the provisions of this Agreement; that this Agreement does not and will not interfere with any other agreement to which it is a party and that it will not enter into any agreement the execution and/or performance of which would violate or interfere with this Agreement.

7.15         This Agreement may be signed in counterparts, each of which shall be deemed an original hereof, but all of which together shall constitute one and the same instrument.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, Cephalon and Mylan have executed this Agreement effective as of the date first written above.

CEPHALON, INC.		MYLAN PHARMACEUTICALS INC.

By:	/s/ Frank Baldino, Jr., Ph.D.	By:	/s/ Brian S. Roman

Printed Name:	Frank Baldino, Jr., Ph.D.	Printed Name:	Brian S. Roman

Title:	Chairman and CEO	Title:	Vice President and General Counsel

Date:	January 9, 2006	Date:	January 9, 2006

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.